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                                                                      Exhibit 21


                                  SUBSIDIARIES



NAME                                           JURISDICTION OF ORGANIZATION
----                                           ----------------------------

Student Advantage LLC                                    Delaware

Transaction Service Providers, Inc.                      New Hampshire